Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Amendment No. 7 to the Registration Statement (No. 333-166448) on Form S-11 of Legacy Healthcare Properties Trust Inc. our report dated April 20, 2010, relating to our audits of the financial statements of Senior Lifestyle 2004 Portfolio, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
October 1, 2010